UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2020
First Busey Corporation
(Exact name of registrant as specified in its charter)
Nevada	000-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 W. University Avenue
Champaign, Illinois 61820
(Address of principal executive offices) (Zip code)
217 365-4544
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 7, 2020, the Board of Directors of First Busey Corporation (the “Company”) approved the grant of performance-based restricted stock unit awards (the “PSU Awards”) under the First Busey Corporation 2020 Equity Incentive Plan (the “Plan”) to certain of the Company’s executive officers and employees. The Executive Management Compensation and Succession Committee of the Company further approved the form of award agreement to be used to grant the PSU Awards, including the relevant performance metrics for the Company’s 2020 fiscal year (such award agreement, the “PSU Award Agreement”) under the Plan.

The foregoing description of the Plan and the form PSU Award Agreement are summaries and are qualified in their entirety by reference to the full text of such documents. A copy of the Plan was filed as Appendix A to the Company’s Proxy Statement on Form DEF 14A, filed with the SEC on April 9, 2020, and is incorporated into this Item 5.02 by reference. The form of the PSU Award Agreement is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.
Exhibits

10.1	Form of PSU Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 9, 2020	First Busey Corporation By: /s/ JOHN J. POWERS Name: John J. Powers Title: Executive Vice President, General Counsel